RF INDUSTRIES, LTD.                                    For Immediate Release
RF Connectors/Aviel/Neulink/Bioconnect

Investor Contact:                                      Company Contact:
 Neil Berkman Associates                               Howard Hill, President
 (310) 277 - 5162                                      (858) 549-6340
  info@berkmanassociates.com                            rfi@rfindustries.com



              RF Industries' Fourth Quarter Net Jumps 45% to $0.12
                           Per Share On 10% Sales Gain

                 Fiscal 2004 Net Increases 81% on 15% Sales Gain


           SAN DIEGO, CA, January 7, 2004 . . . RF INDUSTRIES, LTD. (NASDAQ:RFIL) today announced that for the fourth quarter ended October 31, 2004, net income increased 45% to $437,000, or $0.12 per diluted share, compared to $301,000, or $0.09 per diluted share, in the same quarter last year. Sales increased 10% to a record $3,335,000, compared to $3,045,000, in same quarter last year. The fourth quarter acquisition of Aviel Electronics added approximately $190,000 and $36,000 to sales and operating profits, respectively, for the period.
           For the fiscal year ended October 31, 2004, net income increased 81% to $1,288,000, or $0.34 per diluted share, compared to $711,000, or $0.19 per diluted share, for fiscal 2003. Sales increased 15% to a record $11,333,000, compared to sales of $9,875,000 last year.
           "RF Connector and cable assembly sales increased 18%, to $9,805,000, and set the pace for our record fourth quarter and fiscal 2004 results. Connector's performance reflects strong growth for primary wireless, telecommunications and Wi-Fi markets. We are particularly pleased that connector and cable sales to Aerospace, Government and Military customers, ex-Aviel, increased 152%. This improved market penetration will help support our cross-selling efforts between RF Connector and Aviel's customer bases. Contributing to these record results, Bioconnect's sales doubled to $686,000, and this business turned profitable in the fiscal fourth quarter," said Howard Hill, president of RF Industries.
           RFI's operating income, which improved to 19% of sales, compared to 12% of sales in fiscal 2003, benefited from a strong product mix at RF Connector and improved profitability at Bioconnect. "With the integration of Aviel Electronics' profitable line of specialized connector products and opportunities for Neulink's NL6000 high-speed narrow band modem products, we anticipate another record year in fiscal 2005," said Hill.
           At October 31, 2004, RFI reported cash and cash equivalents of
      $4,497,000, working capital of $9,760,000, a 18 to 1 current ratio, no long-term debt and stockholders' equity of $10,519,000, or $3.51 per share.
           RFI's RF Connectors division designs and distributes radio frequency
      (RF) coaxial connectors and cable assemblies used for Wi-Fi, PCS, radio, test instruments, computer networks and antenna devices. Aviel Electronics provides custom microwave, and RF Connector solutions to aerospace, OEM and Government agencies. Neulink designs and markets wireless digital data transmission products for industrial monitoring, wide area networks, GPS tracking and locations systems. RFI's Bioconnect operation designs, manufactures and distributes specialized electrical cabling and interconnect products to the medical monitoring market.

      The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties, including, without limitation, uncertainties detailed in the Company's Securities and Exchange Commission filings.


                                    * * * * *
                                                                          #3762
 7610 Miramar Road, San Diego, CA 92126-4202
 (858) 549-6340    (800) 233-1728     FAX (858) 549-6345
 E-mail: rfi@rfindustries.com     Internet: www.rfindustries.com

                               RF INDUSTRIES, LTD.
                         Condensed Statements of Income

                                                               Three Months Ended                 Fiscal Year Ended
                                                                   October 31,                       October 31,
                                                       -------------------------------   -----------------------------------
                                                             2004            2003               2004              2003
                                                       ---------------  --------------   -----------------   ---------------
                                                                   (unaudited)
Net sales                                                $ 3,335,090      $ 3,045,189        $ 11,333,266      $ 9,875,499
Cost of sales                                              1,562,040        1,664,516           5,539,945        5,079,307
                                                       ---------------  ---------------   -----------------  ---------------
   Gross profit                                            1,773,050        1,380,673           5,793,321        4,796,192
                                                       ---------------  ---------------   -----------------  ---------------
Operating expenses:
  Engineering                                                148,612          188,331             486,202          753,562
  Selling and general                                        873,407          666,231           3,154,074        2,849,506
                                                      ---------------  ---------------   -----------------  ---------------
     Total expenses                                        1,022,019          854,562           3,640,276        3,603,068
                                                      ---------------  ---------------   -----------------  ---------------
Operating income                                             751,031          526,111           2,153,045        1,193,124
Interest income                                                7,697            5,094              17,110           22,321
                                                      ---------------  ---------------   -----------------  ---------------
Income before provision for income taxes                     758,728          531,205           2,170,155        1,215,445
Provision for income taxes                                   322,000          230,050             882,000          504,700
                                                      ---------------  ---------------   -----------------  ---------------

     Net Income                                         $    436,728     $    301,155       $   1,288,155     $    710,745
                                                      ===============  ===============   =================  ===============
Earnings per share - basic                              $        .15     $        .11       $         .44     $        .23
                                                      ===============  ===============   =================  ===============
Earnings per share - diluted                            $        .12     $        .09       $         .34     $        .19
                                                      ===============  ===============   =================  ===============
Basic weighted average shares outstanding                  2,964,362        2,661,384           2,906,806        3,053,352
                                                      ===============  ===============   =================  ===============
Diluted weighted average shares outstanding                3,805,263        3,329,159           3,751,281        3,670,625
                                                      ===============  ===============   =================  ===============

Condensed Balance Sheets
                                                  October 31,       October 31,
                                                      2004             2003
                                               ---------------   ---------------
Cash and investments                             $  4,497,322      $  2,683,896
Accounts receivable, net                            1,622,059         1,701,618
Inventories                                         3,789,958         3,455,018
Other current assets                                  414,138           305,679
                                               ---------------  ----------------
  Total current assets                             10,323,477         8,146,211

Property plant & equipment, net                       563,040           328,124
Other assets                                          248,229           133,755
                                               ---------------  ----------------
  Total assets                                    $11,134,746      $  8,608,090
                                               ===============  ================


Current liabilities                             $     563,056     $     509,992
Deferred tax liabilities                               53,000            40,000
Stockholders' equity                               10,518,690         8,058,098
                                              ----------------  ----------------
  Total liabilities & stockholders' equity        $11,134,746      $  8,608,090
                                               ===============  ================